Exhibit 99.2
Fourth Quarter 2009 Results ALTRA HOLDING, INC. March 4, 2010 11:00 AM EST Dial In Number 877-302-0756 Domestic 502-719-4487 International Replay Number Through March 11, 2010 800-752-3416 Domestic 712-432-9141 International

Safe Harbor Statement All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that actual results could differ materially from our expectations. These statements include, but may not be limited to, those comments regarding expectations related to the results of cost-reduction efforts, plant closings, new product developments, expected market share gains, improvement in sales and our ability to achieve those results, and our guidance relating to free cash flow, net sales, earnings per share, capital expenditures, and depreciation and amortization. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) fluctuations in the costs of raw materials used in our products, (8) product liability claims, (9) work stoppages and other labor issues, (10) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (11) loss of key management and other personnel, (12) changes in pension and retirement liabilities, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Senior Secured Notes, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) our ability to complete cost reduction actions and risks associated with such actions, and (23) risks associated with implementation of our new ERP system, (24) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. 1

Sequential improvement in sales and Non-GAAP recurring EPS Debt refinancing completed Channel inventory reduction completed Early cycle end market improvement ISM PMI for February is 56.5 Positive book to bill - last 5 months $80 million in new business and more than 12% of sales from new products Business Environment 2

Cost Reductions On Target 2009 Annualized - $70 million Permanent - $10 to $12 million 2010 continue to manage costs and cash conservatively Significant operating leverage when sales rebound 3

4th Quarter 2009 Financial Highlights 4

2nd Quarter 2009 Recurring Net Income 4th Quarter 2009 Recurring Net Income 5

Full Year 2009 Financial Highlights 6

Full Year 2009 Recurring Net Income 7

Balance Sheet Highlights 8

Q4 2009 Working Capital 9

2010E Outlook $450 - $465 Million in sales $0.55 - $0.60 Non-GAAP recurring diluted earnings per share Free cash flow $20 - $25 Million Approximately $12.0 Million in capital expenditures $22 - $23 Million in depreciation and amortization Tax rate approximately 35% 10

As used in this news release and the accompanying slides posted on the company's website, non-GAAP recurring diluted earnings per share, non-GAAP recurring income from operations and non-GAAP recurring net income from continuing operations are each calculated using either net income from continuing operations or income from continuing operations that excludes premiums, discounts and interest expense associated with the extinguishment of debt, other post employment benefit plan settlement gains, restructuring costs, inventory adjustments due to the economic downturn and other income or charges that management does not consider to be directly related to the company's core operating performance. Non-GAAP recurring diluted earnings per share is calculated by dividing non-GAAP recurring net income by GAAP weighted average shares outstanding (diluted). As used in this news release and the accompanying slides posted on the company's website, non-GAAP free cash flow is calculated as cash flow from operations less capital expenditures. Altra believes that the presentation of non-GAAP recurring net income from continuing operations, non- GAAP recurring income from operations, non-GAAP recurring diluted earnings per share and free cash flow provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. 11 Discussion of Non-GAAP Measures